Exhibit 10.16

AMENDMENT NUMBER 1 TO
MASTER REPURCHASE AND SECURITIES CONTRACT

THIS AMENDMENT NUMBER 1 TO MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of November 15, 2010 (this “Amendment”) is entered into by and between TWO HARBORS ASSET I, LLC, a Delaware limited liability company (“Seller”) and WELLS FARGO BANK, N.A., a national banking association (“Buyer”). Capitalized terms used and not otherwise defined herein are used as defined in the Repurchase Agreement (as defined below).

WHEREAS, Seller and Buyer entered into that certain Master Repurchase and Securities Contract, dated as of August 4, 2010 (as amended, supplemented, restated or otherwise modified to the date hereof, the “Repurchase Agreement”); and

WHEREAS, the parties hereto desire to amend the Repurchase Agreement in certain respects as provided herein;

NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.    Amendments. Effective as of the Effective Date (as defined below), the Repurchase Agreement is hereby amended as follows:

1.1    The definition of “Applicable Percentage” in Section 2.01 of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

““Applicable Percentage”: For each Purchased Asset, the applicable percentage initially determined by Buyer in its discretion for such Purchased Asset on the Purchase Date therefor as set forth in the related Confirmation.”
1.2    The definition of “Eligible Asset” in Section 2.01 of the Repurchase Agreement is hereby amended by deleting the “and” at the end of clause (c) thereof, replacing the “.” at the end of clause (d) thereof with “;” and inserting the following as new clauses (e) through (h):

“(e)    with respect to which no statement, affirmation or certification made or information, document, agreement, report or notice delivered by Seller to Buyer is untrue in any material respect;
(f)    with respect to which Seller has not failed to repurchase such Purchased Asset by the Repurchase Date therefor;
(g)    with respect to which Buyer has not determined in its discretion that a Material Adverse Effect has occurred; and
(h)    with respect to which Seller has not failed to deliver any reports required hereunder with respect to such Asset, to the extent that such failure may adversely affect the Market Value thereof as determined by Buyer in its discretion, and to the extent that such failure causes Buyer to determine in its discretion that it is unable to accurately determine the Market Value thereof.”

1.3    Section 2.01 of the Repurchase Agreement is hereby amended by inserting the following definitions into such Section in alphabetical order:

“Aggregate Market Value”: As of any date of determination, the sum of the Market Value for all Purchased Assets currently subject to Transactions excluding the Market Value for any Purchased Asset for which the requirements of the definition of Eligible Asset have not been satisfied as determined by Buyer in its discretion.
“Margin Credit”: As of any date, the product of (i) the Margin Excess multiplied by (ii) the weighted average Applicable Percentage for all Purchased Assets (weighted by the then current outstanding Purchase Price of the Purchased Assets); provided, however, that the Margin Credit shall not exceed $5,000,000. In order to qualify as a Margin Credit, an amount of cash and cash equivalents equal to such Margin Credit must be deposited by Guarantor or its Subsidiaries in an account or accounts held at Buyer on such day.

“Margin Excess”: As of any date, an amount equal to (i) the sum of (A) the Aggregate Market Value and (B) the aggregate Market Value of Additional Purchased Assets which are Eligible Assets on such date, if any, minus (ii) the aggregate of the products for all Purchased Assets, of (A) the Buyer's Margin Percentage, multiplied by (B) the Purchase Price as of such date; provided, that if such amount is less than zero, the Margin Excess shall be equal to zero.

1.4    Section 4.01(a) of the Repurchase Agreement is hereby amended by amending and restating the first sentence of such section in its entirety as follows (solely for convenience, modified language is italicized):

“If on any date, the difference of (i) the aggregate of the products of (A) and (B) for all Purchased Assets, where (A) represents the Buyer's Margin Percentage and (B) represents the Purchase Price as of such date, minus (ii) the sum of (A) the Aggregate Market Value and (B) the aggregate Market Value of Additional Purchased Assets which are Eligible Assets on such date previously transferred to cure any prior Margin Deficit currently held by Buyer, if any (such difference, if greater than zero, a “Margin Deficit”), is greater than the Minimum Margin Call Amount, the Seller shall, upon notice from Buyer (such notice, a “Margin Call”) transfer to Buyer cash, or if Seller and Buyer (subject to its discretion) mutually agree, transfer to Buyer or Custodian for no additional consideration additional Eligible Assets (“Additional Purchased Assets”), so that in each case, after giving effect to such transfers and payments, the Margin Deficit has been reduced to zero.”

1.5    Section 8.15 of the Repurchase Agreement is hereby amended and restated in its entirety as follows (solely for convenience, modified language is italicized):

“Section 8.15    Unrestricted Cash. At all times on and after the initial Transaction, Guarantor shall maintain at least $15,000,000 in unrestricted cash or cash equivalents (“Unrestricted Cash”) in an account or accounts maintained by Guarantor or its Subsidiaries at Buyer or any other financial institution where such account or accounts are not subject to control by a financial institution where Guarantor or its Subsidiaries have aggregate Indebtedness of more than $1,000,000; provided that Guarantor may elect to designate that an amount equal to the Margin Credit that is outstanding as of any date be included in the calculation of Unrestricted Cash for purposes of this Section 8.15.”

SECTION 2.    Effective Date. This Amendment shall become effective as of the date (the “Effective Date”) on which each of the following conditions precedent shall have been satisfied:

2.1    Amendment. Buyer shall have received counterparts of this Amendment, executed and delivered by a duly authorized officer of each party hereto.

2.2    Guaranty Agreement. Buyer shall have received counterparts of the Amendment Number 1 to Guaranty Agreement, dated as of the date hereof, executed and delivered by a duly authorized officer of the Guarantor.

2.3    Other Information. Seller shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments, as Buyer may reasonably request.

SECTION 3.    Miscellaneous.

3.1    References in Repurchase Agreement. Upon the effectiveness of this Amendment, each reference in the Repurchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Repurchase Agreement as amended hereby, and each reference to the Repurchase Agreement in any other Repurchase Documents or any other document, instrument or agreement, executed and/or delivered in connection with any Repurchase Documents shall mean and be a reference to the Repurchase Agreement as amended hereby.

3.2    Effect on Repurchase Agreement. Except as specifically amended hereby, the Repurchase Agreement shall remain in full force and effect. This Amendment shall not constitute a novation of the Repurchase Agreement, but shall constitute an amendment thereof.

3.3    No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Person under the Repurchase Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

3.4    Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

3.5    Counterparts. This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

3.6    Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

3.7    Amendments. This Amendment may not be amended or otherwise modified except as provided in the Repurchase Agreement.

3.8    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

3.9    Guaranty Agreement. Two Harbors Investment Corp., as Guarantor under the Guaranty Agreement, hereby consents and agrees to the amendments contained in this Amendment. Seller, Buyer and the Guarantor hereby acknowledge and agree that the amendments herein shall be binding upon Seller, Buyer and the Guarantor for purposes of the Guaranty Agreement, and the Guarantor shall be entitled to rely upon the amendments set forth herein.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duty authorized, as of the date first above written.

TWO HARBORS ASSET I, LLC

By: /s/ Jeff Stolt
Name: Jeff Stolt
Title: Chief Financial Officer

WELLS FARGO BANK, N.A.

By: /s/ Andrew W. Riebe
Name: Andrew W. Riebe
Title: Director

Acknowledged and Agreed
GUARANTOR:
TWO HARBORS INVESTMENT CORP.
By: /s/ Jeff Stolt
Name: Jeff Stolt
Title: Chief Financial Officer